Macy’s, Inc. Reports Fourth Quarter and Fiscal 2019 Earnings
and Reiterates 2020 Guidance

•	Annual comparable sales of (0.8)% on an owned basis; (0.7)% on an owned plus licensed basis

•	Annual Diluted EPS of $1.81 and Annual Adjusted Diluted EPS of $2.91

•	Strong execution of Holiday 2019 with significant trend improvement in sales from the third quarter

•	Enters 2020 with solid plan for transition year; reiterates previously provided 2020 guidance

NEW YORK--February 25, 2020-- Macy’s, Inc. (NYSE: M) today reported results for the fourth quarter and fiscal 2019 and reiterated its previously provided annual sales and earnings guidance for fiscal 2020.

Financial Highlights

	Fourth Quarter		Full Year
(All amounts in millions except percentages and per share figures)	2019	2018	2019	2018
Net sales	$8,337	$8,455	$24,560	$24,971
Comparable sales
Owned	(0.6)%	0.4%	(0.8)%	1.7%
Owned plus licensed	(0.5)%	0.7%	(0.7)%	2.0%
53rd week shifted calendar (owned plus licensed)*		2.0%		2.4%

Net income attributable to Macy’s, Inc. shareholders	$340	$740	$564	$1,108
Earnings before interest, taxes, depreciation and amortization	$777	$1,287	$1,924	$2,661
Diluted earnings per share	$1.09	$2.37	$1.81	$3.56

Adjusted Net income attributable to Macy’s, Inc. shareholders	$661	$850	$906	$1,301
Adjusted Earnings before interest, taxes, depreciation and amortization	$1,160	$1,399	$2,336	$2,877
Adjusted Diluted earnings per share	$2.12	$2.73	$2.91	$4.18
*Comparable sales adjusted for the impact of the 53rd week reflect a shift of the company's 2017 calendar to align with 2018 on a like-for-like basis.
Note: Adjusted metrics reflect the exclusion of certain items from the respective financial measures. Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

“Taken as a whole, 2019 did not play out as we intended for Macy's, Inc. However, we executed well during the Holiday 2019 season. We were pleased with the significant trend improvement in the fourth quarter, including a meaningful sales uptick in the 10 shopping days before Christmas. Together with disciplined expense management, our solid sales results in the fourth quarter allowed us to deliver stronger-than-expected earnings results. Importantly, we exited the year with a clean inventory position,” said Jeff Gennette, chairman and chief executive officer of Macy’s, Inc.

2019 Asset Sale Gains

Asset sale gains for the fourth quarter of 2019 totaled $95 million pre-tax, or $71 million after-tax and $0.23 per diluted share attributable to Macy's, Inc. This compares to the fourth quarter of 2018, when asset sale gains totaled $278 million pre-tax, or $204 million after-tax and $0.65 per diluted share attributable to Macy's, Inc.

Asset sale gains for fiscal 2019 totaled $162 million pre-tax, or $120 million after-tax and $0.38 per diluted share attributable to Macy's, Inc. This compares to fiscal 2018, when asset sale gains totaled $389 million pre-tax, or $287 million after-tax and $0.92 per diluted share attributable to Macy's, Inc.

Polaris Strategy

On February 4, 2020, Macy’s, Inc. announced its Polaris strategy, a three-year plan designed to stabilize profitability and position the company for sustainable, profitable growth.

“We have a clear perspective of where Macy’s, Inc. and our brands - Macy’s, Bloomingdale's, and Bluemercury-- fit into American retail today. We know 2020 will be a transition year as we make significant structural changes to the business. I am confident that the Polaris strategy we shared earlier this month will allow us to stabilize margin in 2020 and position the company for healthy growth,” continued Gennette.

The five major components of the Polaris strategy are:

•	Strengthen Customer Relationships: Build customer lifetime value, expand Star Rewards loyalty program with the launch of Loyalty 3.0 in early February and accelerate personalization and monetization.

•	Curate Quality Fashion: Drive disciplined merchandise category roles, be the best destination for the best brands and balance sales and margin.

•	Accelerate Digital Growth: Enhance the digital experience across the Macy’s website and app, grow omni-channel customer base and improve profitability.

•
Optimize the Store Portfolio: Continue the Growth treatment for stores in the best malls, expand off-mall profitably, and test and prove a retail ecosystem model with a mix of Macy’s store formats within a geographic market.

•	Reset Cost Base: Right-size the organization and expense base, improve working capital and balance top-line and bottom-line growth.

The company is updating the estimated total costs related to Polaris to approximately $400 million to $420 million. In 2019, the company recognized Polaris-related costs of approximately $318 million, of which approximately $161 million were non-cash impairment charges associated with store closures and campus consolidations and $157 million were cash costs related to restructuring activities. The remaining costs to be recorded in 2020 are expected to be cash.

2020 Guidance
Macy's, Inc. is reiterating its previously provided annual guidance for 2020.

Fiscal 2020
Net Sales	$23.6B to $23.9B
Comparable Sales
Owned	Approximately 40 basis points better than owned plus licensed
Owned plus licensed	(2.5)% to (1.5)%
Adjusted diluted earnings per share	$2.45 to $2.65
Asset sale gains	Approximately $100M
Adjusted diluted earnings per share, excluding asset sale gains	$2.20 to $2.40
Annual tax rate	23.25%

Complete guidance can be found in the presentation posted on the company’s investor relations website at www.macysinc.com/investors.

NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom. The company will webcast a call with financial analysts and investors today (February 25, 2020) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, will be accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-800-458-4121, passcode 5793262. A replay of the conference call and slides can be accessed on the company's website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Macy’s, Inc. is scheduled to present at the Bank of America Merrill Lynch Global Consumer & Retail Technology Conference at 8:00 a.m. ET on Tuesday, March 10, 2020, in New York City. Media and investors may access a live audio webcast of the presentation at www.macysinc.com/investors. A replay of the webcast will be available on the company's website.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy's, Inc.

Macy’s, Inc. (NYSE: M) is one of the nation’s premier omni-channel fashion retailers, with fiscal 2019 sales of $24.6 billion. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s, Inc. is headquartered in New York, New York. For more information, please visit www.macysinc.com.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement its Polaris strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Media – Blair Rosenberg
646-429-6032
media@macys.com

Investors – Mike McGuire
513-579-7780
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended
	February 1, 2020		February 2, 2019
	$	% to Net sales	$	% to Net sales

Net sales	$8,337		$8,455

Credit card revenues, net	239	2.9%	240	2.8%

Cost of sales	(5,266)	(63.2%)	(5,288)	(62.5%)

Selling, general and administrative expenses	(2,509)	(30.1%)	(2,538)	(30.0%)

Gains on sale of real estate	95	1.1%	278	3.2%

Restructuring, impairment, store closings and other costs	(337)	(4.0%)	(97)	(1.1%)

Operating income	559	6.7%	1,050	12.4%

Benefit plan income, net	8		8

Settlement charges	(46)		(15)

Interest expense, net	(42)		(49)

Losses on early retirement of debt	(30)		(28)

Income before income taxes	449		966

Federal, state and local income tax expense	(109)		(226)

Net income	340		740

Net loss attributable to noncontrolling interest	—		—

Net income attributable to Macy's, Inc. shareholders	$340		$740

Basic earnings per share attributable to Macy's, Inc. shareholders	$1.10		$2.40

Diluted earnings per share attributable to Macy's, Inc. shareholders	$1.09		$2.37

Average common shares:
Basic	309.9		308.4
Diluted	311.5		311.9

End of period common shares outstanding	309.0		307.5

Supplemental Financial Measures:
Gross Margin (Note 2)	$3,071	36.8%	$3,167	37.5%
Depreciation and amortization expense	$256		$244

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	52 Weeks Ended		52 Weeks Ended
	February 1, 2020		February 2, 2019
	$	% to Net sales	$	% to Net sales

Net sales	$24,560		$24,971

Credit card revenues, net	771	3.1%	768	3.1%

Cost of sales	(15,171)	(61.8%)	(15,215)	(60.9%)

Selling, general and administrative expenses	(8,998)	(36.6%)	(9,039)	(36.2%)

Gains on sale of real estate	162	0.6%	389	1.5%

Restructuring, impairment, store closings and other costs	(354)	(1.4%)	(136)	(0.5%)

Operating income	970	3.9%	1,738	7.0%

Benefit plan income, net	31		39

Settlement charges	(58)		(88)

Interest expense, net	(185)		(236)

Losses on early retirement of debt	(30)		(33)

Income before income taxes	728		1,420

Federal, state and local income tax expense	(164)		(322)

Net income	564		1,098

Net loss attributable to noncontrolling interest	—		10

Net income attributable to Macy's, Inc. shareholders	$564		$1,108

Basic earnings per share attributable to Macy's, Inc. shareholders	$1.82		$3.60

Diluted earnings per share attributable to Macy's, Inc. shareholders	$1.81		$3.56

Average common shares:
Basic	309.7		307.7
Diluted	311.4		311.4

End of period common shares outstanding	309.0		307.5

Supplemental Financial Measures:
Gross Margin (Note 2)	$9,389	38.2%	$9,756	39.1%
Depreciation and amortization expense	$981		$962

MACY’S, INC.

Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	February 1, 2020	February 2, 2019
ASSETS:
Current Assets:
Cash and cash equivalents	$685	$1,162
Receivables	409	400
Merchandise inventories	5,188	5,263
Prepaid expenses and other current assets	528	620
Total Current Assets	6,810	7,445

Property and Equipment – net	6,633	6,637
Right of Use Assets	2,668	—
Goodwill	3,908	3,908
Other Intangible Assets – net	439	478
Other Assets	714	726

Total Assets	$21,172	$19,194

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$539	$43
Merchandise accounts payable	1,682	1,655
Accounts payable and accrued liabilities	3,448	3,366
Income taxes	81	168
Total Current Liabilities	5,750	5,232

Long-Term Debt	3,621	4,708
Long-Term Lease Liabilities	2,918	—
Deferred Income Taxes	1,169	1,238
Other Liabilities	1,337	1,580
Shareholders' Equity:
Macy's, Inc.	6,377	6,436
Noncontrolling interest	—	—
Total Shareholders' Equity	6,377	6,436

Total Liabilities and Shareholders’ Equity	$21,172	$19,194

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited) (Note 1 and Note 3)
(millions)

	52 Weeks Ended	52 Weeks Ended
	February 1, 2020	February 2, 2019
Cash flows from operating activities:
Net income	$564	$1,098
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring, impairment, store closings and other costs	354	136
Settlement charges	58	88
Depreciation and amortization	981	962
Benefit plans	31	30
Stock-based compensation expense	38	63
Gains on sale of real estate	(162)	(389)
Deferred income taxes	(6)	112
Amortization of financing costs and premium on acquired debt	4	(15)
Changes in assets and liabilities:
Increase in receivables	(9)	(61)
(Increase) decrease in merchandise inventories	75	(87)
Decrease in prepaid expenses and other current assets	89	21
Increase in merchandise accounts payable	40	55
Increase (decrease) in accounts payable and accrued liabilities	(257)	14
Decrease in current income taxes	(60)	(136)
Change in other assets and liabilities	(132)	(156)
Net cash provided by operating activities	1,608	1,735

Cash flows from investing activities:
Purchase of property and equipment	(902)	(657)
Capitalized software	(255)	(275)
Disposition of property and equipment	185	474
Other, net	(30)	2
Net cash used by investing activities	(1,002)	(456)

Cash flows from financing activities:
Debt issuance costs	(3)	—
Debt repaid	(597)	(1,149)
Dividends paid	(466)	(463)
Increase (decrease) in outstanding checks	(62)	16
Acquisition of treasury stock	(1)	—
Issuance of common stock	6	45
Proceeds from noncontrolling interest	—	7
Net cash used by financing activities	(1,123)	(1,544)

Net decrease in cash, cash equivalents and restricted cash	(517)	(265)
Cash, cash equivalents and restricted cash beginning of period	1,248	1,513

Cash, cash equivalents and restricted cash end of period	$731	$1,248

MACY’S, INC.

Consolidated Financial Statements (Unaudited)

Notes:

(1)
The results for the 13 and 52 weeks ended February 1, 2020 reflect the adoption of Accounting Standards Update 2016-02 (ASU 2016-02), Leases, on February 3, 2019, utilizing the modified retrospective approach which allowed for transition in the period of adoption.

(2)	Gross margin is defined as net sales less cost of sales.

(3)
Restricted cash of $46 million and $86 million have been included with cash and cash equivalents for the 52 weeks ended February 1, 2020 and February 2, 2019, respectively. Further, reclassifications were made to certain prior period amounts to conform with the classifications of such amounts in the most recent period.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis and changes in comparable sales on an owned plus licensed basis adjusted for the 53rd week calendar shift, which include adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share attributable to Macy's, Inc. shareholders that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

The reconciliation of the forward-looking non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis to GAAP comparable sales (i.e., on an owned basis) is in the same manner as illustrated below, except that the impact of growth in comparable sales of departments licensed to third parties is the only reconciling item. In addition, the company does not provide the most directly comparable forward-looking GAAP measure of diluted earnings per share attributable to Macy’s, Inc. shareholders excluding certain items because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Changes in Comparable Sales

	13 Weeks Ended February 1, 2020	52 Weeks Ended February 1, 2020

Decrease in comparable sales on an owned basis (Note 4)	(0.6)%	(0.8)%

Comparable sales growth impact of departments licensed to third parties (Note 5)	0.1%	0.1%

Decrease in comparable sales on an owned plus licensed basis	(0.5)%	(0.7)%

	13 Weeks Ended February 2, 2019	52 Weeks Ended February 2, 2019

Increase in comparable sales on an owned basis (Note 4)	0.4%	1.7%

Comparable sales growth impact of departments licensed to third parties (Note 5)	0.3%	0.3%

Increase in comparable sales on an owned plus licensed basis	0.7%	2.0%

Impact of 53rd Week Shifted Calendar	1.3%	0.4%

53rd Week Shifted Calendar comparable sales on an owned plus licensed basis (Note 6)	2.0%	2.4%

Notes:

(4)
Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(5)
Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

(6)
Represents comparable sales on an owned plus licensed basis that incorporates a shift of the company's fiscal 2017 calendar to align with fiscal 2018 on a like-for-like basis as a result of the 53rd week in fiscal 2017.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Earnings before Interest, Taxes, Depreciation and Amortization, Net Income and Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

•	EBITDA and adjusted EBITDA are reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted net income attributable to Macy’s, Inc. shareholders is reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted diluted earnings per share attributable to Macy’s, Inc. shareholders is reconciled to GAAP diluted earnings per share attributable to Macy’s, Inc shareholders.

Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	February 1, 2020	February 2, 2019

Net income attributable to Macy's, Inc. shareholders	$340	$740
Interest expense, net	42	49
Losses on early retirement of debt	30	28
Federal, state and local income tax expense	109	226
Depreciation and amortization	256	244
EBITDA	777	1,287
Restructuring, impairment, store closings and other costs	337	97
Settlement charges	46	15
Adjusted EBITDA	$1,160	$1,399

	52 Weeks Ended	52 Weeks Ended
	February 1, 2020	February 2, 2019

Net income attributable to Macy's, Inc. shareholders	$564	$1,108
Interest expense, net	185	236
Losses on early retirement of debt	30	33
Federal, state and local income tax expense	164	322
Depreciation and amortization	981	962
EBITDA	1,924	2,661
Restructuring, impairment, store closings and other costs (Note 7)	354	128
Settlement charges	58	88
Adjusted EBITDA	$2,336	$2,877

Note 7: The above pre-tax adjustments for the 52 weeks ended February 2, 2019 exclude impairment, restructuring and other costs attributable to the noncontrolling interest shareholder of $8 million.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Adjusted Net Income and Adjusted Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders

	13 Weeks Ended		13 Weeks Ended
	February 1, 2020		February 2, 2019

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$340	$1.09	$740	$2.37
Restructuring, impairment, store closings and other costs	337	1.08	97	0.31
Settlement charges	46	0.15	15	0.05
Losses on early retirement of debt	30	0.10	28	0.09
Income tax impact of certain items identified above	(92)	(0.30)	(30)	(0.09)
As adjusted	$661	$2.12	$850	$2.73

	52 Weeks Ended		52 Weeks Ended
	February 1, 2020		February 2, 2019

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$564	$1.81	$1,108	$3.56
Restructuring, impairment, store closings and other costs (Note 8)	354	1.13	128	0.41
Settlement charges	58	0.19	88	0.28
Losses on early retirement of debt	30	0.10	33	0.11
Income tax impact of certain items identified above	(100)	(0.32)	(56)	(0.18)
As adjusted	$906	$2.91	$1,301	$4.18

Note 8: The above pre-tax adjustment for the 52 weeks ended February 2, 2019 exclude impairment, restructuring and other costs attributable to the noncontrolling interest shareholder of $8 million.